                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                          NORTHFIELD LABORATORIES INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                                                          NEWS

[FRB LETTERHEAD]                          RE:       NORTHFIELD LABORATORIES INC.
                                                 1560 SHERMAN AVENUE, SUITE 1000
                                                              EVANSTON, IL 60201
                                                                  (847) 864-3500
                                                          WWW.NORTHFIELDLABS.COM


FOR FURTHER INFORMATION:


     AT NORTHFIELD LABORATORIES:         AT FRB | WEBER SHANDWICK:
     Steven A. Gould, M.D.               Bill Schmidle         Cindy Martin
     Chief Executive Officer             Investors             Media
     (847) 864-3500                      (312) 640-6753        (312) 640-6741


FOR IMMEDIATE RELEASE
WEDNESDAY, JULY 24, 2002

                        NORTHFIELD LABORATORIES ANNOUNCES
                          BOARD AND MANAGEMENT CHANGES

EVANSTON, ILLINOIS, JULY 24, 2002 - NORTHFIELD LABORATORIES INC. (NASDAQ/NMS:
NFLD), a leading developer of an oxygen-carrying blood substitute for trauma and elective surgery situations, announced today that Richard E. DeWoskin, one of the Company's founders and its Chairman and Chief Executive Officer, will resign as a director and officer of the Company effective today. Steven A. Gould, M.D., also one of the Company's founders and Northfield's current President and a director of the Company, will become Northfield's Chairman and Chief Executive Officer.

Mr. DeWoskin commented, "When I helped found Northfield, I never envisioned that my tenure as Chairman and Chief Executive Officer would be this long. Over the years, as a team, we have produced many scientific and clinical accomplishments and I couldn't be more proud of our performance. However, as changes occur in our business environment, I now feel that we at Northfield need to view our continuing development from a different perspective. I believe that this will be best accomplished with a new and very capable hand at the tiller. As we are in the process of electing a slate of directors, this is a logical time for me to step down and facilitate a smooth transition. I will continue my enthusiastic support of Northfield and am confident that the Company will be successful in reaching the goals we have all been pursuing."

Dr. Gould said, "This is a remarkable day in the history of Northfield. Richard has devoted his professional career to the development of a human blood substitute and has been the driving force behind bringing Northfield's PolyHeme(TM) blood-substitute product to its current stage of development. When I joined the Company on a full-time basis a number of years ago, Richard and I began to discuss a plan for succession. This transition is an indication of the growth and maturity of our organization. We are grateful for all of Richard's efforts, and wish him well in his future endeavors." Dr. Gould added that Mr. DeWoskin has agreed to continue to assist the Company by providing consulting



                                     -MORE-

FRB | Weber Shandwick Worldwide serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

NORTHFIELD LABORATORIES INC.
ADD 1


services in connection with certain scientific, regulatory, manufacturing, intellectual property and other matters.

Dr. Gould stated, "As Chairman and Chief Executive Officer, I intend to aggressively pursue a number of issues that are essential for our future success and that will, over the long term, increase shareholder value." Dr. Gould outlined the following as his goals:

     - continue to work with the Food and Drug Administration to resolve as quickly as possible the status of Northfield's Biologics License Application, or BLA, and move forward with the regulatory approval process for PolyHeme(TM);

     -    raise additional capital;

     -    secure a partnership with a major pharmaceutical company; and

     - increase Northfield's profile in the scientific and investment communities.

"Based on our discussions with the FDA, we have learned that many of the agency's concerns are focused on the perceived broad nature of the proposed indication for use of the product, the validity of the historical control group, and the actual trial design itself. The agency is concerned with the possibility that PolyHeme might be used in situations other than those involving unplanned, life-threatening blood loss where no alternative treatment is available.

"Our dialogue with the FDA has been productive and instructive for both sides. We believe that the FDA's stated concerns will be effectively addressed and that we will reach a successful conclusion to this process. Certainty regarding our FDA regulatory status is essential to positioning ourselves to move rapidly and effectively to raise funds in the capital markets once the climate on Wall Street becomes more favorable, and to enhance our ability to secure a world-class partner on attractive terms for our shareholders."

Dr. Gould added, "In the future, we will strive to expand our communications with our current shareholders and potential new investors regarding important developments relating to Northfield's progress toward its goals. We also plan to increase our profile and enhance our stature in both the scientific and investment communities. I expect a smooth transition in management and believe that with the continuing support of our employees and investors, we will be successful in bringing PolyHeme to the market."

As a result of his new position and its responsibilities, Dr. Gould stated that the company will initiate a search for a President and for an individual to head medical affairs.

Northfield also announced that its 2002 annual meeting of stockholders will be held on Friday, September 13, 2002, at 10:00 a.m. CDT at its executive offices in Evanston, Illinois. After the completion of the official business matters, the annual business update will be presented. The live proceedings will be simultaneously broadcast on the Internet, including a live question and answer session.


                                     -MORE-

NORTHFIELD LABORATORIES INC.
ADD 2

Stockholders of record as of July 22, 2002 will be entitled to vote at the annual meeting. Northfield's board of directors, based on the recommendation of the independent directors serving on the board's nominating committee, has nominated Steven A. Gould, M.D., Gerald S. Moss, M.D., Bruce S. Chelberg, Jack Olshansky and David A. Savner, each of whom currently serves as a Northfield director, for election at the annual meeting.

The nominating committee of Northfield's board of directors has also recommended that the board be expanded to include two new members, John F. Bierbaum and Paul
M. Ness, M.D. Mr. Bierbaum is Executive Vice President of PepsiAmericas Inc., Northfield's largest stockholder. In this capacity, he directs corporate growth and investor relations. Previously, he was Senior Vice President, Chief Financial Officer and Director of PepsiAmericas, Inc, and before that, served as Vice President and Chief Financial Officer of Pohlad Companies. Mr. Bierbaum is a certified public accountant.

Dr. Ness is Professor of Pathology, Medicine and Oncology at the Johns Hopkins University School of Medicine and has been Director of the Transfusion Medicine Division since 1979. He is the Scientific Director of the American Red Cross Blood Services Greater Chesapeake and Potomac Region. He has served on the Blood Products Advisory Committee of the FDA as well as on numerous FDA advisory panels. Dr. Ness is a past president of the American Association of Blood Banks.

The seven director nominees proposed by Northfield include four independent directors.

Statements in this release that are not strictly historical are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the company's actual results in the future to differ materially from expected results. These risks include, among others: competition from other blood substitute products; the company's ability to obtain regulatory approval to market PolyHeme commercially; the company's and/or its representative's ability to successfully market and sell PolyHeme; the company's ability to manufacture PolyHeme in sufficient quantities; the company's ability to obtain an adequate supply of raw materials; the company's ability to maintain intellectual property protection for its proprietary product and to defend its existing intellectual property rights from challenges by third parties; the availability of capital to finance planned growth; and the extent to which the hospitals and physicians using PolyHeme are able to obtain third-party reimbursement, as described in the company's filings with the Securities and Exchange Commission.

Northfield, the members of its board of directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in connection with Northfield's 2002 annual meeting of stockholders. Information regarding each participant will be included in the proxy statement that will be filed by Northfield with the Securities and Exchange Commission in connection with the annual meeting. Shareholders are urged to read the proxy statement carefully when it becomes available because it will contain important information. Northfield's proxy statement will be available without charge at the SEC's Internet web site at www.sec.gov. In addition, Northfield will provide copies of its proxy statement without charge upon request. Requests for copies of the proxy statement should be directed to Northfield at (847) 864-3500.

             Visit the Northfield website at: www.northfieldlabs.com
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